UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2015

Community Shores Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan		49441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 29, 2015, as a result of its improved regulatory risk profile, Community Shores Bank Corporation’s wholly owned subsidiary, Community Shores Bank (“the Bank”), received formal notice that as of December 16, 2015, its Consent Order with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Michigan’s Department of Insurance and Financial Services (“DIFS”), its primary regulators, has been terminated.

A copy of the FDIC’s notification lifting the Consent Order is attached as Exhibit 10.1 and is incorporated here by reference.

On January 04, 2016, Community Shores Bank Corporation issued a press release announcing termination of the Consent Order. The press release is attached as Exhibit 99.1 and is incorporated here by reference.

Item 8.01	Other Events.

On January 04, 2016, Community Shores Bank Corporation issued a press release announcing the results of its rights offering, which expired on December 15, 2015, and a concurrent private placement. The press release is attached as Exhibit 99.1 and is incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Notification Terminating Consent Order effective December 16, 2015.

99.1	Press release dated January 04, 2016 announcing the termination of its Consent with regulators and the results of its rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Shores Bank Corporation

By:	/s/ Tracey A. Welsh
Tracey A. Welsh Senior Vice President, Chief Financial Officer and Treasurer

Date: January 04, 2016

Exhibit Index

Exhibit Number	Description

10.1	Notification Terminating Consent Order effective December 16, 2015.

99.1	Press release dated January 04, 2016 announcing the termination of its Consent with regulators and the results of its rights offering.